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                                                                    EXHIBIT 23.2
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the incorporation by reference to the Registration Statement on
(Form S-8) of ORATEC Interventions, Inc. pertaining to the ORATEC Interventions, Inc. 1999 Stock Option Plan and the ORATEC Interventions, Inc. 1999 Employee Stock Purchase Plan, of our report dated January 17, 2000 with respect to the financial statements of ORATEC Interventions, Inc., included in its Registration Statement on Form S-1 (File No. 333-95815) filed with the Securities and
Exchange Commission.



Palo Alto, California
February 13, 2001